Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated February 4, 2005 relating to the consolidated financial statements of Encore Capital Group, Inc. and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting appearing in its Annual Report on Form 10-K for the year ended December 31, 2004.

/s/BDO Seidman, LLP

Costa Mesa, California
May 27, 2005